Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

THIS IS AN ANNOUNCEMENT FALLING UNDER RULE 2.8 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE "CODE")

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

11 October 2022

Nektar Therapeutics (“Nektar”)

Rule 2.8 Announcement

Further to the announcement made by PureTech Health plc ("PureTech”) on 7 October 2022, Nektar announces that it has mutually agreed with PureTech to terminate discussions regarding a potential business combination.

Important Code notes

This is a statement to which Rule 2.8 of the Code applies.

As is customary under Rule 2.8 of the Code, Nektar reserves the right to make or participate in an offer for PureTech (and/or take any other actions which would otherwise be restricted under Rule 2.8 of the Takeover Code) within the next six months following the date of this announcement:

i.	with the agreement of the PureTech Board;

ii.	following the announcement of a firm intention to make an offer for PureTech by or on behalf of a third party;

iii.	following the announcement by PureTech of a Rule 9 waiver proposal (as described in Note 1 of the Notes on Dispensations from Rule 9 of the Takeover Code) or a reverse takeover (as defined in the Code); or

iv.	where the Takeover Panel has determined that there has been a material change of circumstances.

For the purposes of UK MAR, the person responsible for arranging release of this announcement on behalf of Nektar is Jennifer Ruddock.

Enquiries:

Nektar Therapeutics

Jennifer Ruddock

415-482-5585